Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

Dr. Robert M. Brill Elected to CVD’s Board of Directors

CENTRAL ISLIP, N.Y., (Business Wire) – March 9, 2021 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced that its Board of Directors elected Dr. Robert M. Brill to serve as a director of the Company, expanding its Board to six directors, effective as of March 6, 2021. Dr. Brill had previously served on the Company’s Board from April 2018 until October 2019, at which time he stepped down for personal reasons.

Dr. Robert M. Brill was co-founder and managing partner of Newlight Management, headquartered in Jericho, New York, a venture capital fund that focused on early stage technology companies. Prior to co-founding Newlight, Dr. Brill was a general partner of Poly Ventures, a Long Island based venture capital fund. Newlight and Poly Ventures have collectively invested in over 60 private companies including Long Island based Fatwire, Invision, and Globecomm. He is currently on the Board of Directors of the L.I. Angel Network, the L.I. High Tech Incubator and several private companies. He has previously served on the Board of Directors of multiple public and private companies.

Prior to joining Poly Ventures, Dr. Brill was a successful turnaround CEO at both private and public companies. He served as General Manager of Harris Corporation’s CMOS Semiconductor Division where he was responsible for launching the world’s first two commercial 16-bit CMOS microprocessors. He also held various technical and management positions at IBM’s semiconductor operation.

Dr. Brill holds a Ph.D. in nuclear physics from Brown University and a B.A. and a B.S. in Engineering Physics from Lehigh University. He is a member of Phi Beta Kappa and Tau Beta Pi. He is a founding member of the Technical Advisory Board of the Semiconductor Research Corporation and was elected to the L.I. Technology Hall of Fame. He holds multiple patents and invention disclosures.

Lawrence J. Waldman Board Chairman of CVD Equipment Corporation welcomed back Dr. Brill to the Board, stating “We are delighted to welcome Dr. Brill back as a member of the board. He will be a valuable addition through his insight, market knowledge, and broad range of technical and industry experience, we look forward to working with Bob again.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronics, aerospace, biomedical, petroleum, pharmaceutical, and many other industrial markets.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

Thomas McNeill

Phone : (631) 981-7081

Fax : (631) 981-7095

Email : investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com